UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02(b). Departure of Directors or Principal Officers

On April 10, 2006, Ms. Yvonne Mao was terminated as Chief Financial Officer of the Authority, effective immediately. The termination will have no impact on the financial reporting of the Authority. Effective immediately, Mr. Hans Winkler will assume the role of interim Chief Financial Officer. Mr. Winkler has been the Chief Financial Officer of the Dry Creek Rancheria Tribe of Pomo Indians (the “Tribe”) since 2004 and will continue to act in that capacity. The Authority is a political instrumentality of the Tribe. From 2002 to 2004, Mr. Winkler was Controller for the Tribe. Prior to his employment by the Tribe, Mr. Winkler worked for the accounting firm of Ralph J. Ricciardi for 14 years. Mr. Winkler is 44 years old. The Authority will begin a search for a permanent replacement immediately.

The Authority has furnished the press release announcing Ms. Mao’s termination as Exhibit 99.1 to this Form 8-K. The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of River Rock Entertainment Authority dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 12, 2006

River Rock Entertainment Authority

By:	/s/ Norman Runyan
Norman Runyan Acting Chief Executive Officer